Exhibit 10.1

GRIFFON CORPORATION

2006 EQUITY INCENTIVE PLAN

AS AMENDED

1.                                       Purpose. The purpose of the Griffon Corporation 2006 Equity Incentive Plan (the “Plan”) is to attract and retain employees, consultants and non-employee directors for Griffon Corporation and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.                                       Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1.                              “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares or Deferred Shares granted under the Plan.

2.2.                              “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award.  An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3.                              “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4.                              “Board” means the Board of Directors of the Company.

2.5.                              “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, “Cause” shall have the same meaning as such term is defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, the existence of “Cause” shall be determined in good faith by the Committee from time to time as circumstances dictate; provided that the Committee shall provide notice to the Participant of such determination and an opportunity for the Participant to cure such event (if the Committee determines such event is reasonably curable).

2.6.                              “Change in Control” means, after the effective date of the Plan:

(i)            the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:  (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the effective date of the Plan is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

(ii)           the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii)          the approval by stockholders of the Company (or, with respect to Awards granted after December 31, 2008, the consummation) of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv)          the approval by stockholders of the Company (or, with respect to Awards granted after December 31, 2008, the consummation) of a plan of complete liquidation or substantial dissolution of the Company; or

(v)           the following individuals cease for any reason to constitute a majority of the Board:  individuals who, as of the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi)          the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/or its Subsidiaries prior to such transaction; or

(vii)         notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to section 409A of the Code, an event which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7.                              “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8.                              “Committee” means the Compensation Committee of the Board.  The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

2.9.                              “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

2.10.                        “Consultant” means an individual (other than an Employee or a Nonemployee Director) who renders services to the Company or a Subsidiary, including an independent contractor or an advisor.

2.11.                        “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

2.12.                        “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

2.13.                        “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.14.                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.15.                        “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale prices reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

2.16.                        “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.17.                        “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

2.18.                        “Nonemployee Director” means a member of the Board who is not an Employee.

2.19.                        “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option, and designated as a Nonqualified Stock Option by the Committee.

2.20.                        “Option” means any option to purchase Shares granted under Section 6.

2.21.                        “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.22.                        “Option Price” means the purchase price payable upon the exercise of an Option.

2.23.                        “Participant” means an Employee, Nonemployee Director or Consultant who is selected by the Committee to receive Awards, provided that only Employees may receive grants of Incentive Stock Options.

2.24.                        “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan.  Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed.  Performance Objectives may be measured on an absolute or relative basis.  Relative performance may be measured by a group of peer companies or by a financial market index.  Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.25.                        “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.26.                        “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.27.                        “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

2.28.                        “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).  The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.29.                        “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.30.                        “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

2.31.                        “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.32.                        “Stock Appreciation Right” means a right granted under Section 7.

2.33.                        “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interest in such entity, at the time of such grant.

3.                                       Shares Available Under the Plan.

3.1.                              Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, or (c) issued in payment of Deferred Shares or Performance Shares, shall not in the aggregate exceed 7,750,000 Shares.  Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.  In addition:

(i)            To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan.

(ii)           Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2.                              Reduction Ratio. For purposes of Section 3.1, each Share issued pursuant to an Award other than an Option shall reduce the number of Shares available for issuance under the Plan by two Shares.  For example, if all Awards under the Plan are in the form of Restricted Shares, 3,875,000 Shares are available for issuance, subject to adjustment as provided in Section 14.

3.3.                              ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

3.4.                              Maximum Annual Award.  No Participant may receive Awards (including performance-based Awards) representing more than 1,500,000 Shares underlying Option grants (or 750,000 Shares underlying any Award, except for Options) in any one fiscal year, subject to adjustment as provided in Section 14.  The maximum Qualified Performance-Based Award that may be granted to a Participant in any one Performance Period is 750,000 Shares (subject to adjustment as provided in Section 14).

4.                                       Plan Administration.

4.1.                              Committee Administration. This Plan shall be administered by the Committee.  The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive.  No member of the Committee shall be liable to any person for any such action taken or determination, other than one made in bad faith.

4.2.                              Committee Powers.  The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3.                              Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants.  Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5.                                       Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1.                              Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.  The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event.  Each grant shall specify the Performance Objectives that are to be achieved by the Participant.  Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2.                              Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

5.3.                              Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the Shares payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

5.4.                              Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5.                              Qualified Performance-Based Awards.  In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i)            Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards.  The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

(ii)           The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award will be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii)          Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii).  The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, unless otherwise and/or to the extent provided in the Award Agreement, the amount of the Award.  In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(iv)          Subject to Section 20.2, Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

5.6.                              Other Awards. Any grant of an Award under Sections 6, 7, 8 or 9, and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6.                                       Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1.                              Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2.                              Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3.                              Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 6.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4.                              Payment of Option Price in Restricted Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer.  Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 6.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

6.5.                              Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.6.                              Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option shall be exercised within five years after the Grant Date.

6.7.                              Disqualifying Dispositions of ISOs.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7.                                       Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1.                              Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.  Any grant may specify that the Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

7.2.                              Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date.  A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

7.3.                              Base Price.  Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

7.4.                              Deemed Exercise.  The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8.                                       Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1.                              Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10.  Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.2.                              Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be reinvested in additional Shares or held in cash, which additional Shares or cash, as the case may be, may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

9.                                       Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1.                              Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

9.2.                              Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

10.                                 Vesting.

10.1.                        In General.  Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Nonemployee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable.  Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject.  Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event.

10.2.                        Restrictions on Transfer of Restricted Shares.  Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11.                                 Dividends and Other Ownership Rights.

11.1.                        Restricted Shares. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which a substantial risk of forfeiture is to continue.

11.2.                        Deferred Shares.  Unless otherwise determined by the Committee, during the Deferral Period, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares.

12.                                 Transferability.

12.1.                        Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

12.2.                        Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2.  In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.  Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.3.                        Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13.                                 Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14.                                 Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.                                 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16.                                 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

17.                                 Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 12.3, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right.

18.                                 Termination for Cause.  A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19.                                 Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20.                                 Amendments and Other Matters.

20.1.                        Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board will also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

20.2.                        Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.   Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

20.3.                        Conditional Awards. The Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

20.4.                        Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

20.5.                        Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

20.6.                        No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

20.7.                        Compliance with Section 409A of the Code.  Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21.                                 Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

21.1.                        The Participant’s Restricted Shares, Deferred Shares, Performance Shares, Performance Units or other Share-based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

21.2.                        Any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

21.3.        Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event or (b) arrange for fully vested substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

21.4.                        If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted performance-based Awards pursuant to the provisions of Section 5, the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate upon the occurrence of such Change in Control. Upon a Change in Control, for each current Performance Period and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the Performance Objectives for such period have been attained (hereinafter a “completed Performance Period”), it shall be assumed that the Performance Objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. A Participant in one or more current Performance Periods shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Award previously granted to him for each such current Performance Period.  Such prorated portion shall be determined by multiplying the number of Performance Shares or Performance Units (or other performance-based Awards), as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of days that have elapsed since the beginning of the current Performance Period, and the denominator of which is the total number of days in such current Performance Period.  A Participant in one or more completed Performance Periods shall be considered to have earned and, therefore, be entitled to receive all the Performance Shares or Performance Units (or other performance-based Awards), as the case may be, previously granted to him during each such completed Performance Period.

21.5.                        Unless otherwise provided by the Committee, at any time, upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid by the 90th day following the Change in Control.

22.                                 Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.

23.                                 Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

24.                                 Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

25.                                 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.  The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

26.                                 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

27.                                 No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts will not be subject to the 20% penalty tax and interest under Section 409A of the Code.

28.                                 Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of Delaware.